Exhibit 99.1

Fortress Reports Fourth Quarter and Year End 2016 Results

Announces Dividend of $0.09 per Share

New York, NY. February 28, 2017– Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its fourth quarter and year end 2016 financial results.

RECENT DEVELOPMENTS

•	On February 14, 2017, Fortress announced that it had entered into a definitive merger agreement pursuant to which it will be acquired by SoftBank Group Corp. (“SoftBank”) in an all-cash transaction. The transaction is anticipated to close in the second half of 2017, after which Fortress will operate as an independent business within SoftBank under the continuing leadership of Fortress Principals Pete Briger, Wes Edens and Randy Nardone

FINANCIAL SUMMARY

•	Fortress declared a cash dividend of $0.09 per dividend paying share for the fourth quarter 2016

•	Management Fee Paying Assets Under Management (“AUM”) of $69.6 billion as of December 31, 2016, down 1% compared to the previous quarter and compared to December 31, 2015

•	GAAP net income of $165 million and $181 million (per diluted Class A share of $0.33 and $0.38) for the fourth quarter and year ended December 31, 2016, respectively; compared to GAAP net income of $116 million and $182 million (per diluted Class A share of $0.20 and $0.28) for the fourth quarter and year ended December 31, 2015, respectively

•	Pre-tax distributable earnings (“DE”) of $107 million and $362 million for the fourth quarter and year ended December 31, 2016, respectively; compared to pre-tax DE of $130 million and $391 million for the fourth quarter and year ended December 31, 2015, respectively

•	Pre-tax DE per dividend paying share of $0.27 and $0.92 for the fourth quarter and year ended December 31, 2016, respectively, compared to pre-tax DE per dividend paying share of $0.30 and $0.87 for the fourth quarter and year ended December 31, 2015, respectively

•	Net cash and investments of $1.1 billion, or $2.77 per dividend paying share, as of December 31, 2016

•	$1.3 billion of gross embedded incentive income across funds and permanent capital vehicles as of December 31, 2016, that has not yet been recognized in DE

•	Total uncalled capital, or “dry powder,” of $6.9 billion as of December 31, 2016, including $4.2 billion available for general investment purposes

BUSINESS HIGHLIGHTS

•	Raised $1.3 billion of capital across alternative investment businesses in 2016

•	Subsequent to year end, New Residential Investment Corp. (NYSE: NRZ) raised approximately $835 million of capital

Note: This release contains certain Non-GAAP financial measures. Fortress urges you to read the “Non-GAAP Information” section below and to review the exhibits in this release for reconciliations of these measures to the comparable GAAP measures.

•	Investment performance summary as of December 31, 2016:

•	Annualized inception-to-date net IRRs for Credit Opportunities Fund (“FCO”), FCO II and FCO III of 23.3%, 16.0% and 10.3%, respectively

•	Fourth quarter and full year 2016 net returns of 3.3% and 9.7%, respectively, for the Drawbridge Special Opportunities Fund (“DBSO”) LP

•	Private Equity fund valuations increased 2.8% in 2016

•	All 16 Logan Circle strategies outperformed respective benchmarks in the fourth quarter and full year 2016

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners. The table below summarizes Fortress’s operating results for the three months ended December 31, 2016. The condensed consolidated GAAP statement of operations and balance sheet are presented on pages 11-12 of this press release.

	4Q	3Q	4Q	% Change		FY	FY	% Change
	2016	2016	2015	QoQ	YoY	2016	2015	YoY
(in millions, except per share amount)
GAAP
Revenues	$438	$261	$415	68%	6%	$1,164	$1,214	(4)%
Expenses	280	225	242	24%	16%	951	1,053	(10)%
Other Income (loss)	23	30	(18)	(23)%	N/A	(4)	76	N/A
Net income (loss)	165	58	116	184%	42%	181	182	(1)%
Net income (loss) attributable to Class A Shareholders	86	31	54	177%	59%	94	78	21%

Per diluted share	$0.33	$0.07	$0.20	371%	65%	$0.38	$0.28	36%

Weighted average Class A shares outstanding, diluted	391	390	425			390	443

Distributable Earnings
Fund management DE	$96	$88	$113	9%	(15)%	$345	$364	(5)%
Pre-tax DE	107	90	130	19%	(18)%	362	391	(7)%

Per dividend paying share/unit	$0.27	$0.23	$0.30	17%	(10)%	$0.92	$0.87	5%

Weighted average dividend paying shares and units outstanding	394	394	430			395	447

Assets Under Management
Private Equity and Permanent Capital	$13,493	$13,917	$15,807	(3)%	(15)%	$13,493	$15,807	(15)%
Credit[1]	18,109	18,287	18,107	(1)%	0%	18,109	18,107	0%
Liquid Markets[2]	4,589	4,541	5,409	1%	(15)%	4,589	5,409	(15)%
Logan Circle	33,436	33,386	31,178	0%	7%	33,436	31,178	7%

Total Assets Under Management	$69,627	$70,131	$70,501	(1)%	(1)%	$69,627	$70,501	(1)%

[1]	The Assets Under Management presented for Credit includes $1,696 million of AUM related to co-managed funds as of 4Q 2016.
[2]	The Assets Under Management presented for Liquid Markets includes $4,365 million of AUM related to the Affiliated Manager as of 4Q 2016.

GAAP RESULTS

Fortress recorded GAAP net income of $165 million, or $0.33 per diluted Class A share, for the fourth quarter of 2016, compared to GAAP net income of $116 million, or $0.20 per diluted Class A share, for the fourth quarter of 2015. Our diluted earnings per share includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units to Class A shares in periods when the effect is dilutive.

The year-over-year increase in Fortress’s fourth quarter 2016 GAAP net income was primarily driven by a $41 million increase in other income and a $24 million increase in revenues, partially offset by a $38 million increase in expenses.

Other income in the fourth quarter of 2016 totaled $23 million, up from a loss of $18 million in the fourth quarter of 2015. The year-over-year increase was primarily due to net realized and unrealized gains in the fair value of derivatives, primarily related to Japanese Yen foreign exchange contracts, and net realized and unrealized gains in the fair value of our direct investments, including options held in our publicly traded permanent capital vehicles.

The $24 million increase in revenues was primarily attributable to higher incentive income, partially offset by lower management fees.

The $38 million increase in expenses was primarily related to higher compensation and benefits expense.

SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit Hedge Funds and Credit PE Funds, (ii) Private Equity Funds and Permanent Capital Vehicles, (iii) Liquid Hedge Funds, and (iv) Logan Circle. Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of December 31, 2016
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle Partners
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management[3]	$69,627	$6,532	$6,961	$8,803	$9,306	$4,589	$33,436
Dry Powder	$6,926	$601	$—	$327	$5,998	N/A	N/A
Average Management Fee Rate[4]		1.2%	1.5%	2.0%	1.3%	1.3%	0.2%
Incentive Eligible NAV Above Incentive Income Threshold[5]	$23,244	$2,027	$5,119	$5,984	$10,022	$—	$92
Undistributed Incentive Income: Unrecognized	$1,253	$229	$30	$63	$930	$1	$—
Undistributed Incentive Income: Recognized	—	—	—	—	—	—	—

Undistributed Incentive Income[6]	$1,253	$229	$30	$63	$930	$1	$—

	Three Months Ended December 31, 2016
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle Partners
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Third-Party Capital Raised	$437	$—	$135	$—	$302	$—	$—

Segment Revenues
Management fees	$133	$21	$28	$37	$32	$1	$14
Incentive income	133	—	41	47	44	—	1

Total	266	21	69	84	76	1	15
Segment Expenses
Operating expenses	(119)	(8)	(26)	(27)	(38)	(5)	(15)
Profit sharing compensation expenses	(49)	—	(6)	(20)	(23)	—	—

Total	(168)	(8)	(32)	(47)	(61)	(5)	(15)
Earnings From Affiliated Manager	10	—	—	—	—	10	—
Principal Performance Payments	(12)	—	(6)	(5)	(1)	—	—

Fund Management DE	$96	$13	$31	$32	$14	$6	$—

Net Investment Income[7]	11	2	1	3	6	1	(1)

Pre-tax Distributable Earnings	$107	$15	$32	$35	$20	$7	$(1)

[3]	The Assets Under Management presented for the Credit Hedge Funds includes $1,696 million related to co-managed funds and $840 million related to the third party originated JP Funds and Value Recovery Funds. The Assets Under Management presented for the Liquid Hedge Funds includes $4,365 million related to the Affiliated Manager.
[4]	The Average Management Fee Rate presented for the Credit Hedge Funds excludes the co-managed funds and third-party originated JP Funds and Value Recovery Funds (see footnote 3 above). The Average Management Fee Rate presented for the Liquid Hedge Funds excludes the Affiliated Manager.
[5]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Credit Hedge Funds excludes co-managed funds, certain third party originated funds and sidepocket investments and for Liquid Hedge Funds, excludes the Affiliated Manager and sidepocket investments. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit PE Funds (except for a certain FCO Managed Account in its investment period and a portion of Long Dated Value Fund I, whose capital was above the incentive income threshold as of December 31, 2016), represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for the Permanent Capital Vehicles represents the equity basis that is used to calculate incentive income.
[6]	Undistributed Incentive Income - Recognized represents the results of the main fund investments for the Credit Hedge Funds including the impact of realized gains and losses and unrealized losses on sidepocket investments. Undistributed Incentive Income - Unrecognized represents the results of the Private Equity Funds, Credit PE Funds and Liquid and Credit Hedge Fund sidepocket and redeeming capital account (RCA) investments which have not been recognized in Distributable Earnings and will be recognized when realized. The Undistributed Incentive Income presented for the Credit Hedge Funds excludes co-managed funds and certain third party originated funds and for Liquid Hedge Funds, excludes the Affiliated Manager. Undistributed Incentive Income for Credit PE Funds includes $14 million of net unrealized gains that would have been recorded in Distributable Earnings if Fortress had settled Japanese Yen foreign exchange derivative contracts used to economically hedge estimated future incentive income it had outstanding as of December 31, 2016. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had (i) exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares and (ii) sold all of its Permanent Capital Vehicle common shares which it received as incentive income, based on their December 31, 2016 closing price.
[7]	Net Investment Income includes Unallocated Investment Income of $1 million and Unallocated Expenses of $2 million.

Pre-tax DE was $107 million in the fourth quarter of 2016, down 18% from $130 million in the fourth quarter of 2015, primarily due to lower management fees, lower net investment income and higher operating expenses, partially offset by higher earnings from Affiliated Manager. Pre-tax DE was $362 million in the full year of 2016, down from $391 million in full year 2015, primarily due to lower management fees, lower net investment income and higher profit sharing expenses, partially offset by higher incentive income, lower operating expenses and higher earnings from Affiliated Manager.

Management fees were $133 million in the fourth quarter of 2016, down from $148 million in the fourth quarter of 2015. The decrease was primarily due to lower management fees from the Liquid Hedge Funds and Private Equity Funds, partially offset by higher management fees from the Permanent Capital Vehicles. Management fees were $551 million in the full year of 2016, down from $582 million in the full year of 2015. The decrease was primarily due to lower management fees from the Liquid Hedge Funds and Private Equity Funds, partially offset by higher management fees from the Credit Hedge Funds, Credit PE Funds and Permanent Capital Vehicles.

Incentive income in the fourth quarter of 2016 totaled $133 million, up from $132 million in the fourth quarter of 2015, primarily due to higher incentive income from the Credit Hedge Funds and Permanent Capital Vehicles, partially offset by lower incentive income from the Credit PE Funds. Incentive income in the full year of 2016 totaled $441 million, up from $436 million in the full year of 2015. The year-over-year increase was primarily due to higher incentive income from the Credit Hedge Funds, partially offset by lower incentive income from the Permanent Capital Vehicles.

Earnings from Affiliated Manager totaled $10 million and $15 million in the fourth quarter and full year of 2016, respectively, up from a $1 million loss and $9 million in the fourth quarter and full year of 2015, respectively.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its private equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of December 31, 2016, AUM totaled $69.6 billion, down slightly compared to the previous quarter. As of year end, approximately 87% of alternative AUM was in funds with long-term investment structures.

During the quarter, Fortress’s AUM decreased primarily due to (i) $1.6 billion of net market-driven valuation declines, (ii) $0.5 billion of capital distributions to investors, and (iii) $0.1 billion in distributions to investors in redeeming capital accounts. These decreases to AUM were partially offset by (i) $1.0 billion of net client inflows for Logan Circle, (ii) a $0.6 billion increase in invested capital, and (iii) $0.1 billion of equity raised that was directly added to AUM.

As of December 31, 2016, the Credit Funds and Private Equity Funds had $6.3 billion and $0.6 billion of uncalled capital, respectively, that will become AUM if called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $2.7 billion that is only available for follow-on investments, management fees and other fund expenses.

BUSINESS SEGMENT RESULTS

Below is a discussion of fourth quarter and full year 2016 segment results and business highlights.

Credit:

•	DBSO LP net returns for the fourth quarter and full year 2016 of 3.3% and 9.7%, respectively

•	FCO, FCO II, FCO III, FJOF and FJOF II (Yen) recorded annualized inception-to-date net IRRs of 23.3%, 16.0%, 10.3%, 31.9% and 27.4%, respectively, through December 31, 2016

•	Recorded $91 million of gross incentive income in the quarter and $372 million of gross incentive income for full year 2016

•	Approximately $1.0 billion of gross embedded incentive income that has not yet been recognized in DE

(See supplemental data on pages 18-19 for more detail on Credit results)

The Credit business, which includes our Credit PE Funds and Credit Hedge Funds, generated pre-tax DE of $55 million in the fourth quarter of 2016, down from $76 million in the fourth quarter of 2015. The year-over-year decrease in DE was primarily driven by lower incentive income and higher operating expenses, partially offset by lower profit sharing expense.

The Credit Hedge Funds generated pre-tax DE of $35 million for the quarter, up from $14 million in the fourth quarter of 2015, primarily due to higher incentive income. Fortress’s flagship credit hedge fund, DBSO LP, had net returns of 3.3% for the quarter and full year net returns of 9.7% as of December 31, 2016.

The Credit PE Funds generated pre-tax DE of $20 million in the quarter, down from $62 million in the fourth quarter of 2015, primarily due to lower incentive income. Over the last twelve months, the Credit PE Funds have recognized $241 million of gross incentive income, while gross unrecognized Credit PE incentive income has increased $63 million year-over-year to $930 million as of December 31, 2016.

Private Equity and Permanent Capital Vehicles:

•	Raised $135 million of equity for New Media that was directly added to AUM in the quarter

•	Subsequent to year end, raised approximately $835 million of equity for New Residential

(See supplemental data on pages 16-17 for more detail on Private Equity results)

The Private Equity business recorded pre-tax DE of $47 million in the fourth quarter of 2016, including $32 million for the Permanent Capital Vehicles and $15 million for the Private Equity Funds, down from $58 million in the fourth quarter of 2015. The year-over-year decrease was primarily driven by lower management fees for the Private Equity Funds, partially offset by higher incentive income for the Permanent Capital Vehicles.

During the quarter, the Permanent Capital Vehicles generated $41 million of incentive income, including contributions from New Residential, New Media Investment Group Inc. (NYSE: NEWM), New Senior Investment Group Inc. (NYSE: SNR) and Eurocastle Investment Limited (Euronext Amsterdam: ECT).

Logan Circle:

•	In the fourth quarter and full year of 2016, all 16 Logan Circle strategies generated positive net returns and outperformed their respective benchmarks

•	Net client inflows of $1.0 billion in the fourth quarter of 2016

(See supplemental data on page 22 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded a pre-tax DE loss of $1 million for the fourth quarter of 2016, flat compared to the fourth quarter of 2015. For the full year of 2016, Logan Circle recorded pre-tax DE of $4 million, up from a $2 million pre-tax DE loss in 2015, primarily due to higher management fees.

Logan Circle ended the year with $33.4 billion in AUM, up 7% compared to the previous year, primarily due to $2.4 billion of market-driven valuation gains.

For the quarter and year ended December 31, 2016, all 16 Logan Circle fixed income strategies outperformed their respective benchmarks. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and eight were ranked in the top quartile of performance for their competitor universe.

Liquid Hedge Funds:

•	Earnings from Affiliated Manager totaled $10 million in the quarter

(See supplemental data on page 20 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded pre-tax DE of $7 million in the fourth quarter of 2016, up from a $2 million pre-tax DE loss in the fourth quarter of 2015. The year-over-year increase was primarily due to higher earnings from the Affiliated Manager, partially offset by lower management fees.

The Liquid Hedge Funds had $4.6 billion of AUM at quarter end, including $4.4 billion related to the Affiliated Manager.

LIQUIDITY & CAPITAL

As of December 31, 2016, Fortress had cash and cash equivalents of $397 million and debt obligations of $183 million.

As of December 31, 2016, Fortress had approximately $0.9 billion of investments in Fortress funds and options in publicly traded permanent capital vehicles and a total of $143 million in outstanding commitments to its funds. In addition, the NAV of Fortress’s investments in its own funds exceeded its segment cost basis by $433 million at quarter end, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

DIVIDEND

Fortress’s Board of Directors declared a cash dividend of $0.09 per dividend paying share. The dividend is payable on March 21, 2017 to Class A shareholders of record as of the close of business on March 15, 2017. Please see below for information on the U.S. federal income tax implications of the dividend.

In connection with the proposed merger between Fortress and an affiliate of SoftBank, each Fortress Class A shareholder may also receive a dividend in an amount not to exceed $0.09 per share with respect to the quarterly period ended March 31, 2017, if closing does not occur prior to the applicable payment date. In connection with the merger, Fortress has contractually agreed that it will not pay dividends for the quarterly period ended March 31, 2017 in any amount greater than $0.09 per share, and that it will not pay any dividends with respect to periods ending after that while the merger agreement remains in effect. Fortress Class A shareholders should therefore not anticipate receiving a dividend with respect to the quarterly periods ended June 30, 2017 or September 30, 2017, even if the merger has not yet been consummated at the time of the customary dividend payment dates for such periods.

NON-GAAP INFORMATION

DE is a supplemental metric used by management to measure Fortress’s operating performance. DE is a measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds, Liquid Hedge Funds and Logan Circle. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 11 to the financial statements included in the Company’s most recent annual report on Form 10-K.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC is a leading, highly diversified global investment firm with $69.6 billion in assets under management as of December 31, 2016. Founded in 1998, Fortress manages assets on behalf of over 1,750 institutional clients and private investors worldwide across a range of credit and real estate, private equity and traditional asset management strategies. Fortress is publicly traded on the New York Stock Exchange (NYSE:FIG). For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are generally identified by the use of words such as “outlook,” “believe,” “expect,” “potential,” “continue,” “may,” “will,” “should,” “could,” “would,” “seek,” “approximately,” “predict,” “intend,” “plan,” “estimate,” “anticipate,” “opportunity,” “pipeline,” “comfortable,” “assume,” “remain,” “maintain,” “sustain,” “achieve” or the negative version of those words or other comparable words. Forward-looking statements are not historical facts, but instead represent only Fortress’s beliefs as of the date of this communication regarding future events, many of which, by their nature, are inherently uncertain and outside of Fortress’s control. Numerous factors could cause actual events to differ from these forward-looking statements, and any such differences could cause our actual results to differ materially from the results expressed or implied by these forward-looking statements. Such factors include but are not limited to the following: (1) Fortress may be unable to obtain shareholder approval as required for the proposed merger; (2) conditions to the closing of the merger, including the obtaining of required regulatory approvals, may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of Fortress may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) Fortress may be adversely affected by other economic, business, and/or competitive factors, including the net asset value of assets in certain of Fortress’s funds; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; (9) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all; and (10) the risks described from time to time in Fortress’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of Fortress’s filings with the SEC. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Fortress to predict or assess the impact of every factor that may cause its actual results to differ from those expressed or implied in any forward-looking statements.

Accordingly, you should not place undue reliance on any forward-looking statements contained in this communication, and you should not regard any forward-looking statement as a representation by Fortress or any other person that the future plans, estimates or expectations currently contemplated by Fortress will be achieved. Fortress can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this communication. Fortress expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in Fortress’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in March 2017 will be treated as a partnership distribution. The per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0450
U.S. Dividend Income (3)	$0.0020
Income Not from U.S. Sources (4)	$0.0000
Return of Capital	$0.0430

Distribution Per Share	$0.0900

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except per share data)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenues
Management fees: affiliates	$120,469	$134,052	$497,738	$547,109
Management fees: non-affiliates	14,476	13,823	56,542	59,480
Incentive income: affiliates	239,526	189,898	310,860	345,052
Incentive income: non-affiliates	880	78	41,742	813
Expense reimbursements: affiliates	57,136	68,614	223,177	237,158
Expense reimbursements: non-affiliates	1,343	1,432	5,407	11,005
Other revenues	4,508	6,763	28,340	13,239

Total Revenues	438,338	414,660	1,163,806	1,213,856

Expenses
Compensation and benefits	234,027	196,839	773,670	743,862
General, administrative and other	38,526	38,141	143,468	164,194
Depreciation and amortization	5,367	5,042	22,729	39,243
Interest expense	2,032	1,783	10,694	4,579
Transfer of interest in Graticule	—	—	—	101,000

Total Expenses	279,952	241,805	950,561	1,052,878

Other Income (Loss)
Gains (losses)	45,900	(3,805)	23,823	(18,919)
Tax receivable agreement liability adjustment	(4,524)	1,749	(7,223)	(6,141)
Earnings (losses) from equity method investees	(18,469)	(16,107)	(20,889)	(32,915)
Gain on transfer of Graticule	—	—	—	134,400

Total Other Income (Loss)	22,907	(18,163)	(4,289)	76,425

Income (Loss) Before Income Taxes	181,293	154,692	208,956	237,403
Income tax benefit (expense)	(16,451)	(39,004)	(28,314)	(55,788)

Net Income (Loss)	$164,842	$115,688	$180,642	$181,615

Allocation of Net Income (Loss)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	78,591	60,980	86,200	103,129
Redeemable Non-Controlling Interests in Income (Loss) of Consolidated Subsidiaries	—	—	—	(6)
Net Income (Loss) Attributable to Class A Shareholders	86,251	54,708	94,442	78,492

	$164,842	$115,688	$180,642	$181,615

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.38	$0.24	$0.42	$0.35

Net income (loss) per Class A share, diluted	$0.33	$0.20	$0.38	$0.28

Weighted average number of Class A shares outstanding, basic	217,183,951	217,587,096	217,914,753	216,503,554

Weighted average number of Class A shares outstanding, diluted	390,657,656	425,302,366	390,345,532	442,686,774

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	December 31, 2016	December 31, 2015
Assets
Cash and cash equivalents	$397,125	$339,842
Due from affiliates	320,633	273,811
Investments	880,001	1,055,789
Investments in options	53,206	30,427
Deferred tax asset, net	424,244	427,102
Other assets	126,165	148,310

Total Assets	$2,201,374	$2,275,281

Liabilities and Equity
Liabilities
Accrued compensation and benefits	$370,413	$318,750
Due to affiliates	360,769	365,218
Deferred incentive income	330,354	332,329
Debt obligations payable	182,838	230,677
Other liabilities	69,255	86,503

Total Liabilities	1,313,629	1,333,477

Commitments and Contingencies

Redeemable Non-controlling Interests	—	—

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 216,891,601 and 216,790,409 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 169,207,335 and 169,514,478 shares issued and outstanding at December 31, 2016 and December 31, 2015, respectively	—	—
Paid-in capital	1,899,163	1,988,707
Retained earnings (accumulated deficit)	(1,333,828)	(1,415,113)
Accumulated other comprehensive income (loss)	(1,094)	(2,909)

Total Fortress shareholders’ equity	564,241	570,685
Principals’ and others’ interests in equity of consolidated subsidiaries	323,504	371,119

Total Equity	887,745	941,804

	$2,201,374	$2,275,281

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Three Months Ended December 31, 2016 and 2015

	Three Months Ended December 31, 2016
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - October 1, 2016	$70,131	$7,071	$6,846	$8,804	$9,483	$4,541	$33,386
Capital raised	—	—	—	—	—	—	—
Equity raised (Permanent Capital Vehicles)	135	—	135	—	—	—	—
Increase in invested capital	588	17	—	7	564	—	—
Redemptions	(19)	—	—	(3)	—	(16)	—
RCA distributions[8]	(78)	—	—	(78)	—	—	—
Return of capital distributions	(479)	(108)	(25)	(9)	(336)	(1)	—
Adjustment for capital reset	(42)	—	—	—	—	(42)	—
Crystallized Incentive Income	(7)	—	—	(7)	—	—	—
Change in AUM of Affiliated Manager and co-managed funds	(17)	—	—	(142)	—	125	—
Net Client Flows	1,049	—	—	—	—	—	1,049
Income (loss) and foreign exchange	(1,634)	(448)	5	231	(405)	(18)	(999)

AUM - Ending Balance	$69,627	$6,532	$6,961	$8,803	$9,306	$4,589	$33,436

Third-Party Capital Raised	$437	$—	$135	$—	$302	$—	$—

Segment Revenues
Management fees	$133	$21	$28	$37	$32	$1	$14
Incentive income	133	—	41	47	44	—	1

Total	266	21	69	84	76	1	15

Segment Expenses
Operating expenses	(119)	(8)	(26)	(27)	(38)	(5)	(15)
Profit sharing compensation expenses	(49)	—	(6)	(20)	(23)	—	—

Total	(168)	(8)	(32)	(47)	(61)	(5)	(15)

Earnings From Affiliated Manager	10	—	—	—	—	10	—

Fund Management DE (before Principal Performance Payments)	108	13	37	37	15	6	—

Principal Performance Payments	(12)	—	(6)	(5)	(1)	—	—

Fund Management DE	96	13	31	32	14	6	—

Investment Income	12	2	1	3	6	1	(1)
Unallocated Investment Income	1
Unallocated Expenses	(2)

Pre-tax Distributable Earnings	$107	$15	$32	$35	$20	$7	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.27

	Three Months Ended December 31, 2015
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - October 1, 2015	$74,330	$9,195	$6,896	$9,070	$8,356	$7,367	$33,446
Capital raised	194	—	—	—	166	28	—
Equity raised (Permanent Capital Vehicles)	—	—	—	—	—	—	—
Increase in invested capital	1,609	227	9	—	1,373	—	—
Redemptions	(1,499)	—	—	(1)	—	(1,498)	—
RCA distributions[8]	(73)	—	—	(73)	—	—	—
Return of capital distributions	(800)	(148)	(90)	(19)	(530)	(13)	—
Equity buyback	(14)	—	(14)	—	—	—	—
Crystallized Incentive Income	(2)	—	—	(2)	—	—	—
Change in AUM of Affiliated Managers and co-managed funds	(613)	—	—	(165)	—	(448)	—
Net Client Flows	(1,867)	—	—	—	—	—	(1,867)
Income (loss) and foreign exchange	(764)	(283)	15	(11)	(57)	(27)	(401)

AUM - Ending Balance	$70,501	$8,991	$6,816	$8,799	$9,308	$5,409	$31,178
Third-Party Capital Raised	$215	$—	$—	$21	$166	$28	$—

Segment Revenues
Management fees	$148	$29	$27	$38	$32	$8	$14
Incentive income	132	—	30	11	90	1	—

Total	280	29	57	49	122	9	14

Segment Expenses
Operating expenses	(105)	(3)	(19)	(27)	(26)	(16)	(14)
Profit sharing compensation expenses	(47)	1	(3)	(5)	(41)	1	—

Total	(152)	(2)	(22)	(32)	(67)	(15)	(14)

Earnings From Affiliated Managers	(1)	—	—	—	—	(1)	—

Fund Management DE (before Principal Performance Payments)	127	27	35	17	55	(7)	—

Principal Performance Payments	(14)	—	(5)	(4)	(5)	—	—

Fund Management DE	113	27	30	13	50	(7)	—

Investment Income	18	—	1	1	12	5	(1)
Unallocated Expenses	(1)

Pre-tax Distributable Earnings	$130	$27	$31	$14	$62	$(2)	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.30

[8]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 1-a

Supplemental Data for the Twelve Months Ended December 31, 2016 and 2015

	Twelve Months Ended December 31, 2016
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2016	$70,501	$8,991	$6,816	$8,799	$9,308	$5,409	$31,178
Capital raised	523	—	—	268	176	79	—
Equity raised (Permanent Capital Vehicles)	414	—	414	—	—	—	—
Increase in invested capital	1,353	36	—	73	1,244	—	—
Capital acquisitions	682	—	—	682	—	—	—
Redemptions	(551)	—	—	(68)	—	(483)	—
RCA distributions[9]	(392)	—	—	(392)	—	—	—
Return of capital distributions	(2,313)	(825)	(130)	(13)	(1,315)	(30)	—
Adjustment for capital reset	(692)	(650)	—	—	—	(42)	—
Crystallized Incentive Income	(70)	—	—	(70)	—	—	—
Equity buyback	(125)	—	(125)	—	—	—	—
Change in AUM of Affiliated Manager and co-managed funds	(1,288)	—	—	(1,157)	—	(131)	—
Divested Businesses	(177)	—	—	—	—	(177)	—
Net Client Flows	(125)	—	—	—	—	—	(125)
Income (loss) and foreign exchange	1,887	(1,020)	(14)	681	(107)	(36)	2,383

AUM - Ending Balance	$69,627	$6,532	$6,961	$8,803	$9,306	$4,589	$33,436

Third-Party Capital Raised	$1,270	$—	$414	$299	$478	$79	$—

Segment Revenues
Management fees	$551	$94	$110	$150	$126	$14	$57
Incentive income	441	—	67	131	241	1	1

Total	992	94	177	281	367	15	58

Segment Expenses
Operating expenses	(438)	(36)	(80)	(107)	(133)	(28)	(54)
Profit sharing compensation expenses	(188)	—	(15)	(50)	(122)	(1)	—

Total	(626)	(36)	(95)	(157)	(255)	(29)	(54)

Earnings From Affiliated Manager	15	—	—	—	—	15	—

Fund Management DE (before Principal Performance Payments)	381	58	82	124	112	1	4

Principal Performance Payments	(36)	—	(12)	(19)	(5)	—	—

Fund Management DE	345	58	70	105	107	1	4

Investment Income	27	1	3	6	20	(3)	—
Unallocated Expenses	(10)

Pre-tax Distributable Earnings	$362	$59	$73	$111	$127	$(2)	$4

Pre-tax Distributable Earnings per Dividend Paying Share	$0.92

	Twelve Months Ended December 31, 2015
		Private Equity		Credit Funds		Liquid Hedge Funds	Logan Circle
(in millions)	Total	Funds	Permanent Capital Vehicles	Hedge Funds	PE Funds
Assets Under Management
AUM - January 1, 2015	$67,531	$9,366	$4,567	$6,173	$6,955	$8,128	$32,342
Capital raised	1,565	—	—	254	978	333	—
Equity raised (Permanent Capital Vehicles)	2,441	—	2,441	—	—	—	—
Increase in invested capital	3,764	419	296	46	3,003	—	—
Redemptions	(3,328)	—	—	(265)	—	(3,063)	—
RCA distributions[9]	(361)	—	—	(361)	—	—	—
Return of capital distributions	(2,532)	(560)	(200)	(50)	(1,547)	(175)	—
Equity Buyback	(14)	—	(14)	—	—	—	—
Adjustment for capital reset	(168)	—	(168)	—	—	—	—
Crystallized Incentive Income	(120)	—	—	(120)	—	—	—
Change in AUM of Affiliated Managers and co-managed funds	3,354	—	—	2,853	—	501	—
Net Client Flows	(121)	—	—	—	—	—	(121)
Income (loss) and foreign exchange	(1,510)	(234)	(106)	269	(81)	(315)	(1,043)

AUM - Ending Balance	$70,501	$8,991	$6,816	$8,799	$9,308	$5,409	$31,178

Third-Party Capital Raised	$8,992	$—	$2,441	$275	$5,943	$333	$—

Segment Revenues
Management fees	$582	$116	$96	$134	$118	$64	$54
Incentive income	436	—	106	85	244	1	—

Total	1,018	116	202	219	362	65	54
Segment Expenses
Operating expenses	(453)	(45)	(69)	(85)	(115)	(84)	(55)
Profit sharing compensation expenses	(168)	1	(11)	(36)	(121)	(1)	—

Total	(621)	(44)	(80)	(121)	(236)	(85)	(55)

Earnings From Affiliated Managers	9	—	—	—	—	9	—

Fund Management DE (before Principal Performance Payments)	406	72	122	98	126	(11)	(1)

Principal Performance Payments	(42)	—	(19)	(15)	(8)	—	—

Fund Management DE	364	72	103	83	118	(11)	(1)

Investment Income	32	—	2	2	21	8	(1)
Unallocated Investment Income	(1)
Unallocated Expenses	(4)

Pre-tax Distributable Earnings	$391	$72	$105	$85	$139	$(3)	$(2)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.87

[9]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended				Full Year 2016
Fortress	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Assets Under Management
Private Equity Funds	$10,179	$9,587	$9,195	$8,991	$8,991	$7,179	$6,640	$7,071	$6,532	$6,532
Permanent Capital Vehicles	4,622	6,948	6,896	6,816	6,816	6,773	6,644	6,846	6,961	6,961
Credit Hedge Funds[10]	6,271	6,244	9,070	8,799	8,799	9,336	8,966	8,804	8,803	8,803
Credit Private Equity Funds	7,563	8,247	8,356	9,308	9,308	9,353	9,243	9,483	9,306	9,306
Liquid Hedge Funds[11]	7,838	7,377	7,367	5,409	5,409	5,195	4,622	4,541	4,589	4,589
Logan Circle	33,416	33,564	33,446	31,178	31,178	32,801	34,080	33,386	33,436	33,436

AUM - Ending Balance	$69,889	$71,967	$74,330	$70,501	$70,501	$70,637	$70,195	$70,131	$69,627	$69,627

Third-Party Capital Raised	$5,360	$3,213	$204	$215	$8,992	$348	$86	$399	$437	$1,270

Segment Revenues
Management fees	$139	$144	$151	$148	$582	$141	$141	$136	$133	$551
Incentive income	51	183	70	132	436	64	131	113	133	441

Total	190	327	221	280	1,018	205	272	249	266	992
Segment Expenses
Operating expenses	(115)	(121)	(112)	(105)	(453)	(109)	(106)	(104)	(119)	(438)
Profit sharing compensation expenses	(30)	(54)	(37)	(47)	(168)	(31)	(58)	(50)	(49)	(188)

Total	(145)	(175)	(149)	(152)	(621)	(140)	(164)	(154)	(168)	(626)

Earnings From Affiliated Manager	9	(1)	2	(1)	9	1	1	3	10	15

Fund Management DE (before Principal Performance Payments)	54	151	74	127	406	66	109	98	108	381

Principal Performance Payments	(3)	(18)	(7)	(14)	(42)	(3)	(11)	(10)	(12)	(36)

Fund Management DE	$51	$133	$67	$113	$364	$63	$98	$88	$96	$345

Net Investment Income	4	4	2	17	27	1	3	2	11	17

Pre-tax Distributable Earnings	$55	$137	$69	$130	$391	$64	$101	$90	$107	$362

[10]	The Assets Under Management presented for the Credit Hedge Funds includes $1,696 million related to co-managed funds as of 4Q 2016.
[11]	The Assets Under Management presented for the Liquid Hedge Funds includes $4,365 million related to the Affiliated Manager as of 4Q 2016.

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended				Full Year 2016
Private Equity Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Assets Under Management
Main Funds[12]	$7,726	$7,128	$6,874	$6,530	$6,530	$4,907	$4,479	$4,980	$4,502	$4,502
Coinvestment Funds[13]	1,994	1,902	1,785	1,729	1,729	1,552	1,463	1,412	1,374	1,374
MSR Opportunities Funds[14]	336	417	388	360	360	333	309	285	261	261
Italian NPL Opportunities Fund	19	20	20	225	225	231	225	228	213	213
Fortress Equity Partners	104	120	128	147	147	156	164	166	182	182

AUM - Ending Balance	$10,179	$9,587	$9,195	$8,991	$8,991	$7,179	$6,640	$7,071	$6,532	$6,532

Third-Party Capital Raised	$—	$—	$—	$—	$—	$—	$—	$—	$—	$—

Segment Revenues
Management fees	$29	$29	$29	$29	$116	$26	$26	$21	$21	$94
Incentive income	—	—	—	—	—	—	—	—	—	—

Total	29	29	29	29	116	26	26	21	21	94
Segment Expenses
Operating expenses	(14)	(15)	(13)	(3)	(45)	(10)	(10)	(8)	(8)	(36)
Profit sharing compensation expenses	—	—	—	1	1	—	—	—	—	—

Total	(14)	(15)	(13)	(2)	(44)	(10)	(10)	(8)	(8)	(36)

Fund Management DE (before Principal Performance Payments)	15	14	16	27	72	16	16	13	13	58

Principal Performance Payments	—	—	—	—	—	—	—	—	—	—

Fund Management DE	$15	$14	$16	$27	$72	$16	$16	$13	$13	$58

Net Investment Income	—	—	—	—	—	(2)	1	—	2	1

Pre-tax Distributable Earnings	$15	$14	$16	$27	$72	$14	$17	$13	$15	$59

[12]	Combined AUM for Fund III, Fund IV and Fund V. Effective January 1, 2016, Fortress no longer earns management fees from Fund III. Fund III has passed its contractual maturity date and is in the process of an orderly wind down.
[13]	Combined AUM for Fund III Coinvestment, Fund IV Coinvestment, Fund V Coinvestment, FHIF and FECI. Effective January 1, 2016, Fortress no longer earns management fees from Fund III Coinvestment. Fund III Coinvestment has passed its contractual maturity date and is in the process of an orderly wind down.
[14]	Combined AUM for MSR Opportunities Fund I A, MSR Opportunities Fund I B, MSR Opportunities Fund II A, MSR Opportunities Fund II B and MSR Opportunities Fund MA I.

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended				Full Year2016
Permanent Capital Vehicles	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Assets Under Management
Drive Shack Inc.	$680	$680	$680	$680	$680	$680	$680	$680	$680	$680
New Residential Investment Corp.	1,367	2,725	2,689	2,689	2,689	2,689	2,689	2,948	2,948	2,948
Eurocastle Investment Limited	432	626	605	567	567	608	510	486	488	488
New Media Investment Group Inc.	637	637	637	637	637	637	637	637	772	772
New Senior Investment Group Inc.	813	1,089	1,089	1,076	1,076	1,024	1,024	1,024	1,024	1,024
Fortress Transportation and Infrastructure Investors LLC[15]	693	1,191	1,196	1,167	1,167	1,135	1,104	1,071	1,049	1,049

AUM - Ending Balance	$4,622	$6,948	$6,896	$6,816	$6,816	$6,773	$6,644	$6,846	$6,961	$6,961

Third-Party Capital Raised	$150	$2,291	$—	$—	$2,441	$—	$—	$279	$135	$414

Segment Revenues
Management fees	$19	$23	$27	$27	$96	$27	$27	$28	$28	$110
Incentive income	3	74	(1)	30	106	2	14	10	41	67

Total	22	97	26	57	202	29	41	38	69	177
Segment Expenses
Operating expenses	(18)	(16)	(16)	(19)	(69)	(19)	(18)	(17)	(26)	(80)
Profit sharing compensation expenses	—	(9)	1	(3)	(11)	(1)	(3)	(5)	(6)	(15)

Total	(18)	(25)	(15)	(22)	(80)	(20)	(21)	(22)	(32)	(95)

Fund Management DE (before Principal Performance Payments)	4	72	11	35	122	9	20	16	37	82

Principal Performance Payments	—	(11)	(3)	(5)	(19)	(1)	(3)	(2)	(6)	(12)

Fund Management DE	$4	$61	$8	$30	$103	$8	$17	$14	$31	$70

Net Investment Income	—	1	—	1	2	1	1	—	1	3

Pre-tax Distributable Earnings	$4	$62	$8	$31	$105	$9	$18	$14	$32	$73

[15]	All of the capital of Worldwide Transportation and Infrastructure Investors (“WWTAI”), a private fund formerly managed by Fortress, was contributed to FTAI which completed its initial public offering in 2Q 2015.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended				Full Year 2016
Credit Hedge Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Assets Under Management
Drawbridge Special Opportunities Funds[16]	$6,023	$6,021	$5,808	$5,756	$5,756	$5,816	$5,928	$6,019	$6,153	$6,153
Third Party Originated Funds[17]	189	156	150	102	102	815	837	821	840	840
Japan Income Fund	59	67	94	88	88	116	123	125	114	114
Co-Managed Funds[18]	—	—	3,018	2,853	2,853	2,589	2,078	1,838	1,696	1,696

AUM - Ending Balance	$6,271	$6,244	$9,070	$8,799	$8,799	$9,336	$8,966	$8,804	$8,803	$8,803

Third-Party Capital Raised	$175	$79	$—	$21	$275	$272	$27	$—	$—	$299

Segment Revenues
Management fees	$30	$29	$37	$38	$134	$37	$37	$39	$37	$150
Incentive income	23	50	1	11	85	7	33	44	47	131

Total	53	79	38	49	219	44	70	83	84	281

Segment Expenses
Operating expenses	(18)	(19)	(21)	(27)	(85)	(26)	(29)	(25)	(27)	(107)
Profit sharing compensation expenses	(12)	(18)	(1)	(5)	(36)	(3)	(11)	(16)	(20)	(50)

Total	(30)	(37)	(22)	(32)	(121)	(29)	(40)	(41)	(47)	(157)

Fund Management DE (before Principal Performance Payments)	23	42	16	17	98	15	30	42	37	124

Principal Performance Payments	(2)	(6)	(3)	(4)	(15)	(1)	(5)	(8)	(5)	(19)

Fund Management DE	$21	$36	$13	$13	$83	$14	$25	$34	$32	$105

Net Investment Income	1	—	—	1	2	—	1	2	3	6

Pre-tax Distributable Earnings	$22	$36	$13	$14	$85	$14	$26	$36	$35	$111

Net Returns[19]
Drawbridge Special Opportunities Fund LP	2.2%	2.3%	0.3%	0.9%	5.8%	0.6%	2.8%	2.7%	3.3%	9.7%
Drawbridge Special Opportunities Fund Ltd	1.1%	0.4%	(0.8%)	0.0%	0.6%	(1.3%)	1.5%	3.1%	2.6%	5.9%

[16]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP. Worden Fund II LP was closed in 1Q 2016.
[17]	Combined AUM for the third party originated JP Funds and third party originated Value Recovery Funds. Fortress began managing the JP Funds in 1Q 2016.
[18]	Combined AUM for the Mount Kellett investment funds and related accounts. In 3Q 2015, Fortress became co-manager of the Mount Kellett Funds.
[19]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding special investments and the performance of the redeeming capital accounts which relate to December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012, December 31, 2013, December 31, 2014 and December 31, 2015 redemptions.

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended				Full Year 2016
Credit Private Equity Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Assets Under Management
Long Dated Value Funds[20]	$352	$315	$315	$315	$315	$292	$203	$186	$186	$186
Real Assets Funds	52	40	41	24	24	50	33	33	33	33
Fortress Credit Opportunities Funds[21]	6,029	6,802	6,796	6,848	6,848	6,894	6,765	7,031	7,112	7,112
Japan Opportunity Funds[22]	1,130	1,090	1,204	2,120	2,120	2,117	2,242	2,234	1,975	1,975

AUM - Ending Balance	$7,563	$8,247	$8,356	$9,308	$9,308	$9,353	$9,243	$9,483	$9,306	$9,306

Third-Party Capital Raised	$4,949	$672	$156	$166	$5,943	$13	$43	$120	$302	$478

Segment Revenues
Management fees	$27	$30	$29	$32	$118	$31	$31	$32	$32	$126
Incentive income	24	60	70	90	244	53	85	59	44	241

Total	51	90	99	122	362	84	116	91	76	367
Segment Expenses
Operating expenses	(30)	(30)	(29)	(26)	(115)	(32)	(29)	(34)	(38)	(133)
Profit sharing compensation expenses	(14)	(30)	(36)	(41)	(121)	(26)	(44)	(29)	(23)	(122)

Total	(44)	(60)	(65)	(67)	(236)	(58)	(73)	(63)	(61)	(255)

Fund Management DE (before Principal Performance Payments)	7	30	34	55	126	26	43	28	15	112

Principal Performance Payments	(1)	(1)	(1)	(5)	(8)	(1)	(3)	—	(1)	(5)

Fund Management DE	$6	$29	$33	$50	$118	$25	$40	$28	$14	$107

Net Investment Income	1	3	5	12	21	3	7	4	6	20

Pre-tax Distributable Earnings	$7	$32	$38	$62	$139	$28	$47	$32	$20	$127

[20]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[21]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, Credit Opportunities Fund IV, FCO Managed Accounts, Global Opportunities Funds, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund, Real Estate Opportunities Fund II, Real Estate Opportunities REOC Fund and Secured Lending Fund. During 2Q 2016, Fortress stopped earning management fees from SIP managed account.
[22]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar), Japan Opportunity Fund II (Yen), Japan Opportunity Fund III (Dollar) and Japan Opportunity Fund III (Yen).

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended				Full Year 2016
Liquid Hedge Funds	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Assets Under Management
Fortress Macro Funds[23]	$2,779	$2,326	$1,791	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Drawbridge Global Macro Funds[24]	227	210	193	101	101	116	112	101	39	39
Fortress Convex Asia Funds[25]	226	220	208	134	134	176	N/A	N/A	N/A	N/A
Fortress Centaurus Global Funds[26]	64	191	222	204	204	206	182	N/A	N/A	N/A
Fortress Partners Funds[27]	541	534	497	474	474	228	215	199	186	186
Affiliated Manager[28]	4,001	3,896	4,456	4,496	4,496	4,469	4,113	4,240	4,365	4,365

AUM - Ending Balance	$7,838	$7,377	$7,367	$5,409	$5,409	$5,195	$4,622	$4,541	$4,589	$4,589

Third-Party Capital Raised	$86	$171	$48	$28	$333	$63	$16	$—	$—	$79

Segment Revenues
Management fees	$21	$19	$16	$8	$64	$6	$6	$1	$1	$14
Incentive income	1	(1)	—	1	1	2	(1)	—	—	1

Total	22	18	16	9	65	8	5	1	1	15
Segment Expenses
Operating expenses	(21)	(27)	(20)	(16)	(84)	(9)	(7)	(7)	(5)	(28)
Profit sharing compensation expenses	(4)	3	(1)	1	(1)	(1)	—	—	—	(1)

Total	(25)	(24)	(21)	(15)	(85)	(10)	(7)	(7)	(5)	(29)
Earnings From Affiliated Manager	9	(1)	2	(1)	9	1	1	3	10	15

Fund Management DE (before Principal Performance Payments)	6	(7)	(3)	(7)	(11)	(1)	(1)	(3)	6	1

Principal Performance Payments	—	—	—	—	—	—	—	—	—	—

Fund Management DE	$6	$(7)	$(3)	$(7)	$(11)	$(1)	$(1)	$(3)	$6	$1

Net Investment Income	3	1	(1)	5	8	3	(5)	(2)	1	(3)

Pre-tax Distributable Earnings	$9	$(6)	$(4)	$(2)	$(3)	$2	$(6)	$(5)	$7	$(2)

Net Returns[29]
Fortress Macro Fund Ltd	(4.7%)	(6.3%)	(7.8%)	(0.0%)	(17.6%)	N/A	N/A	N/A	N/A	N/A
Drawbridge Global Macro Fund Ltd	(4.9%)	(6.5%)	(8.0%)	0.0%	(18.2%)	N/A	N/A	N/A	N/A	N/A
Fortress Convex Asia Fund Ltd	(0.6%)	(0.7%)	3.3%	(4.6%)	(2.8%)	1.5%	(1.2%)	N/A	N/A	0.3%
Fortress Centaurus Global Fund Ltd	3.9%	(4.1%)	(3.0%)	5.0%	1.4%	1.9%	(6.1%)	(3.3%)	N/A	(7.5%)
Fortress Partners Fund LP30	1.2%	(1.2%)	(4.9%)	(0.1%)	(5.0%)	N/A	N/A	N/A	N/A	N/A
Fortress Partners Offshore Fund LP30	0.3%	(2.5%)	(3.4%)	0.5%	(5.1%)	N/A	N/A	N/A	N/A	N/A

[23]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts. In 4Q 2015, Fortress closed the Fortress Macro Funds and related managed accounts.
[24]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[25]	Combined AUM for Fortress Convex Asia Fund LP, Fortress Convex Asia Fund Ltd, Fortress Convex Asia Fund PF LP and Fortress Convex Asia Fund PF Ltd. In June 2016, Fortress transferred its interests as general partner and investment manager of the Fortress Convex Asia Funds to a third party.
[26]	Combined AUM for Fortress Centaurus Global Fund LP and Fortress Centaurus Global Fund Ltd. In 3Q 2016, Fortress closed the Fortress Centaurus Global Funds.
[27]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[28]	In 1Q 2015, the Fortress Asia Macro Funds and related managed accounts transitioned to Graticule Asset Management and became an Affiliated Manager.
[29]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[30]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-g

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended				Full Year 2016
Logan Circle	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
Assets Under Management
AUM - Ending Balance	$33,416	$33,564	$33,446	$31,178	$31,178	$32,801	$34,080	$33,386	$33,436	$33,436

Net Client Flows	$589	$1,056	$101	$(1,867)	$(121)	$261	$18	$(1,453)	$1,049	$(125)

Segment Revenues
Management fees	$13	$14	$13	$14	$54	$14	$14	$15	$14	$57
Incentive income	—	—	—	—	—	—	—	—	1	1

Total	13	14	13	14	54	14	14	15	15	58
Segment Expenses
Operating expenses	(14)	(14)	(13)	(14)	(55)	(13)	(13)	(13)	(15)	(54)
Profit sharing compensation expenses	—	—	—	—	—	—	—	—	—	—

Total	(14)	(14)	(13)	(14)	(55)	(13)	(13)	(13)	(15)	(54)

Fund Management DE	$(1)	$—	$—	$—	$(1)	$1	$1	$2	$—	$4

Net Investment Income	—	—	—	(1)	(1)	—	1	—	(1)	—

Pre-tax Distributable Earnings	$(1)	$—	$—	$(1)	$(2)	$1	$2	$2	$(1)	$4

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended				Full Year 2015	Three Months Ended				Full Year 2016
	March 31, 2015	June 30, 2015	September 30, 2015	December 31, 2015		March 31, 2016	June 30, 2016	September 30, 2016	December 31, 2016
GAAP Net Income (Loss)	$87	$5	$(26)	$116	$182	$(16)	$(27)	$58	$165	$181

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(52)	(2)	12	(62)	(104)	7	13	(28)	(79)	(87)
Redeemable non-controlling interests in Income (Loss)	—	—	—	—	—	—	—	—	—	—

GAAP Net Income (Loss) Attributable to Class A Shareholders	$35	$3	$(14)	$54	$78	$(9)	$(14)	$31	$86	$94

Private Equity incentive income	3	19	21	(16)	27	23	73	8	(38)	66
Hedge Fund, PCV and Logan Circle incentive income	23	23	1	(47)	—	8	26	35	(69)	—
Incentive income received related to exercise of options	—	57	—	1	58	—	—	4	—	4
Reserve for clawback	—	—	—	—	—	—	—	—	—	—
Distributions of earnings from equity method investees	4	9	5	17	35	3	8	4	11	26
Losses (earnings) from equity method investees	(27)	33	23	17	46	24	8	(24)	30	38
Losses (gains) on options	(32)	9	27	2	6	2	(12)	(4)	(9)	(23)
Losses (gains) on other Investments	(1)	(5)	14	(1)	7	15	19	1	(37)	(2)
Impairment of investments	(3)	—	(1)	(2)	(6)	(2)	(1)	—	(1)	(4)
Adjust income from the receipt of options	(4)	(21)	—	—	(25)	—	—	(2)	(3)	(5)
Gain on transfer of Graticule	(134)	—	—	—	(134)	—	—	—	—	—
Amortization of intangible assets and impairment of goodwill	—	—	—	1	1	1	—	1	1	3
Employee, Principal and director compensation	20	6	2	5	33	3	2	2	37	44
Adjust non-controlling interests related to Fortress Operating Group units	52	1	(12)	62	103	(8)	(12)	27	79	86
Tax receivable agreement liability reduction	—	8	—	(2)	6	3	—	—	4	7
Adjust income taxes and other tax related items	18	(5)	3	39	55	1	4	7	16	28
Adjust transfer of interest in Graticule	101	—	—	—	101	—	—	—	—	—

Pre-tax Distributable Earnings	$55	$137	$69	$130	$391	$64	$101	$90	$107	$362

Investment Loss (income)	(5)	(4)	(3)	(19)	(31)	(4)	(6)	(4)	(13)	(27)
Interest Expense	1	—	1	2	4	3	3	2	2	10

Fund Management DE	$51	$133	$67	$113	$364	$63	$98	$88	$96	$345

GAAP Revenues	$227	$308	$264	$415	$1,214	$232	$232	$261	$438	$1,164

Adjust management fees	(1)	1	—	—	—	1	—	—	—	1
Adjust incentive income	27	100	22	(59)	90	31	100	65	(107)	89
Adjust income from the receipt of options	(4)	(21)	—	—	(25)	—	—	(2)	(3)	(5)
Other revenues	(59)	(61)	(65)	(76)	(261)	(59)	(60)	(75)	(62)	(257)

Segment Revenues	$190	$327	$221	$280	$1,018	$205	$272	$249	$266	$992

GAAP Expenses	$329	$258	$224	$242	$1,053	$207	$238	$226	$280	$951

Adjust interest expense	(1)	—	(1)	(2)	(4)	(3)	(3)	(2)	(2)	(10)
Adjust employee, Principal and director compensation	(18)	(2)	(1)	(5)	(26)	(2)	(1)	(1)	(35)	(39)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	(1)	(1)	(1)	—	(1)	(1)	(3)
Adjust expense reimbursements from affiliates and non-affiliates	(59)	(61)	(64)	(68)	(252)	(57)	(58)	(58)	(60)	(233)
Adjust Principal Performance Payments	(5)	(20)	(9)	(14)	(48)	(4)	(12)	(10)	(14)	(40)
Adjust transfer of interest in Graticule	(101)	—	—	—	(101)	—	—	—	—	—

Segment Expenses	$145	$175	$149	$152	$621	$140	$164	$154	$168	$626

‘‘Distributable earnings’’ is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 11 to the financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

Fortress’s management uses distributable earnings:

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets;

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees; and

•	to assist in evaluating its periodic distributions to equity holders.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. Fund management DE is comprised of “Pre-tax Distributable Earnings” excluding “Investment Loss (Income)” and “Interest Expense.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Weighted Average Class A Shares Outstanding (Used for Basic EPS)	217,183,951	217,587,096	217,914,753	216,503,554

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(313,818)	(1,495,044)	(644,550)	(3,272,595)
Weighted average restricted Class A shares	(886,867)	(729,348)	(838,775)	(766,420)

Weighted Average Class A Shares Outstanding	215,983,266	215,362,704	216,431,428	212,464,539

Weighted average restricted Class A shares[31]	886,867	729,348	838,775	766,420
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	313,818	1,495,044	644,550	3,272,595
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	8,063,715	9,738,355	8,002,595	10,023,561
Weighted average Fortress Operating Group units	169,207,335	202,863,607	169,417,971	220,416,315

Weighted Average Class A Shares Outstanding (Used for DEPS)	394,455,001	430,189,058	395,335,319	446,943,430

Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	9,027,096	10,963,693	9,081,237	12,139,050

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	403,482,097	441,152,751	404,416,556	459,082,480

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[31]	Includes both fully vested and unvested restricted Class A shares.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of December 31, 2016		As of December 31, 2015
	GAAP Book Value	Net Cash and Investments	GAAP Book Value	Net Cash and Investments
Cash and Cash equivalents	$397,125	$397,125	$339,842	$339,842
Investments	880,001	880,001	1,055,789	1,055,789
Investments in options[32]	53,206	—	30,427	—
Due from Affiliates	320,633	—	273,811	—
Deferred Tax Asset, net	424,244	—	427,102	—
Other Assets	126,165	—	148,310	—

Total Assets	2,201,374	1,277,126	2,275,281	1,395,631

Debt Obligations Payable	$182,838	$182,838	$230,677	$230,677
Accrued Compensation and Benefits	370,413	—	318,750	—
Due to Affiliates	360,769	—	365,218	—
Deferred Incentive Income	330,354	—	332,329	—
Other Liabilities	69,255	—	86,503	—

Total Liabilities	1,313,629	182,838	1,333,477	230,677

Net	$887,745	$1,094,288	$941,804	$1,164,954

	Shares Outstanding	Dividend Paying Shares and Units Outstanding	Shares Outstanding	Dividend Paying Shares and Units Outstanding
Class A Shares	216,005	216,005	216,061	216,061
Restricted Class A Shares	887	887	729	729
Fortress Operating Group Units	169,207	169,207	169,515	169,515
Fully Vested Class A Shares - Dividend Paying	—	468	—	1,361
Unvested Class A Shares - Dividend Paying	—	8,064	—	9,175

Shares Outstanding	386,099	394,631	386,305	396,841

Per Share	$2.30	$2.77	$2.44	$2.94

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities) and its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[32]	The intrinsic value of options in equity method investees totaled $30 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money options it holds in the Permanent Capital Vehicles and sold all of the resulting shares at their December 31, 2016 closing price and differs from the fair value derived from option pricing models included in the table above.